EXHIBIT 3.1


                                STATE OF FLORIDA
                                IN GOD WE TRUST
                              DEPARTMENT OF STATE
                                  [LETTERHEAD]

I certify that the attached is a true and correct copy of the Articles of Incorporation of OCUREST LABORATORIES, INC., a corporation organized under the Laws of the State of Florida, filed on May 1, 1991, effective April 29, 1991, as shown by the records of this office.

The document number of this corporation is S49868.


               [GREAT SEAL OF THE STATE OF FLORIDA IN BACKGROUND]


                                          GIVEN UNDER MY HAND AND THE
                                          GREAT SEAL OF THE STATE OF FLORIDA,
                                          AT TALLAHASSEE, THE CAPITAL, THIS THE
                                               6TH DAY OF MAY, 1991.
GREAT SEAL OF THE
STATE OF FLORIDA
IN GOD WE TRUST                           /s/ JIM SMITH
CR2E022 (2-91)                            Jim Smith
                                          Secretary of State

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                           ARTICLES OF INCORPORATION
                                       OF
                           OCUREST LABORATORIES, INC.
                                                               EFFECTIVE DATE
                                   Article I                     4 - 29 - 91
                                                               --------------

     The name of the corporation is Ocurest Laboratories, Inc. (the "Corporation").

                                   ARTICLE II        [LANDSCAPE]
                                    DURATION         FILED 1991 MAY-1 AM 11:16
                                                     SECRETARY OF STATE
                                                     TALLAHASSEE, FLORIDA
     The Corporation shall have a perpetual existence.

                                  ARTICLE III
                                    PURPOSE

     The Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLE IV
                                    ADDRESS

     The principal place of business or mailing address of the Corporation shall be:

                               1423 14th Terrace
                     Palm Beach Gardens. Florida 33418-3624

                                   ARTICLE V
                                 CAPITAL STOCK

     SECTION 1: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000) shares, consisting of Nine Million (9,000,000) shares of Common Stock, par value $.001 per share ("Common Stock"), and Three Million (3,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

     SECTION 2: Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such preferences and relative,

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participating, optional or other special rights and such qualifications, limitations or restrictions thereof (which may include, without limitation, the right to receive share dividend s payable in shares of another class or series), as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the state of Florida.

                                   ARTICLE VI
                      INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the Corporation is 1423 14th Terrace, Palm Beach Gardens, Florida 33418-3624, and the name of the initial registered agent of the Corporation at the address is William J. Casey.

                                  ARTICLE VII
                         MANAGEMENT OF THE CORPORATION

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

     SECTION 1: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the BYlaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     SECTION 2: The directors of the Corporation need not be elected by written ballot, unless the Bylaws so provide.

     SECTION 3: Any action required or permitted to be taken by the shareholders of the Corporation may not be effected by any consent in writing by such shareholders unless such consent shall be signed by the holders of at least two-thirds (66 2/3%) of the voting power of all the then outstanding share s of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") or such higher vote as may be required by these Articles of Incorporation, voting together as a single class.

     SECTION 4: Special Meetings of shareholders of the Corporation may be called only by the President of the Corporation, the Board of Directors pursuant to a resolution

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adopted by a majority of the Disinterested Directors (as defined in Article IX,
Section 3D herein, and whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or upon the request in writing by the holders of not less than twenty-five (25%) of the Voting Stock.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

     SECTION 1: The number of directors of the Corporation shall be not less than three (3), with the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. Directors shall be divided into three (3) classes, designated Class I, Class II and Class II I. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors (the "Full Board"). The term of the initial Class I directors shall terminate on the date of the 1992 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1994 Annual meeting of shareholders. At each annual meeting of shareholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting (including vacancies created as a result of a resolution of the Board of Directors increasing the authorized number of directors), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

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     The names and address of the initial directors of the Corporation and their respective class are:

      NAME AND ADDRESS                                 CLASS
      ----------------                                 -----
      William J. Casey                                  I
      1423 14th Terrace
      Palm Beach Gardens, Florida 33418-3624

      Edmund Vimond                                     II
      1423 14th Terrace
      Palm Beach Gardens, Florida 33418-3624

      Laurence Reid                                     III
      1423 14th Terrace
      Palm Beach Gardens, Florida 33418-3624

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article V, Section 2, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

     SECTION 2: Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     SECTION 3: Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the Full Board, may be removed from office at any time, but only for cause and with the affirmative vote of either
(i) the holders of at least two-thirds (66 2/3) of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, or (ii) the holders of at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, and a majority of Disinterested Directors (as hereinafter defined). "Cause" shall be defined as a breach of fiduciary duty involving personal dishonesty, intentional failure to perform stated duties as director or willful violation of any law, rule, regulation or final cease and desist order.

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                                   ARTICLE IX
                           SPECIAL VOTING PROVISIONS

     SECTION 1: In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in this
Section:

     A. Any merger, consolidation or other combination, or any share exchange, of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (each as hereinafter defined) of an Interested Shareholder, irrespective of which entity is the surviving entity in such merger, consolidation or other combination or which entity is the partner in such share exchange; or

     B. Any sale, lease, exchange, mortgage, pledge, transfer, distribution to shareholders or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder, or any Affiliate or Associate of any interested Shareholder' of all or substantially all or any Substantial Part (as defined herein) of the assets or business of the Corporation or any Subsidiary; or

     C. The issuance, sale, transfer or other disposition by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities, or of any rights, warrants or options to acquire any securities, of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof or except pursuant to the exercise of warrants or rights to purchase securities offered (or a dividend or distribution paid or made) pro rata to all shareholders of the Corporation; or the acquisition by the Corporation or any Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of an Interested Shareholder of any Affiliate or Associate of such Interested Shareholder; or

     D. Any purchase, exchange, lease or other acquisition by the Corporation or any Subsidiary (in a single transaction or a series of related transactions) of all or substantially all, or of any Substantial Part, of the assets or business of an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder; or

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     E. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed at a time in which an Interested Shareholder exists; or

     F. Any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of shares in respect of shares, or any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation, share exchange or other combination of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly (in one transaction or a series of transactions), of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

     G. Any receipt by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation;

shall require the affirmative vote of the holders of (i) at least two-thirds (66 2/3%) of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, and (ii) at least a majority vote of the shares of the Voting Stock Beneficially Owned (as hereinafter defined) by shareholders other than those Beneficially Owned by any Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of Paragraphs A through G of this Section 1.

     SECTION 2. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote as is required by law, if all of the conditions specified in any of the following Paragraphs A, B or C are met:

     A. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

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     B. Immediately prior to "the time the Business Combination is consummated, the Corporation is the Beneficial Owner of a majority of each class of the outstanding Equity Securities (as defined under Rule 3a11-1 promulgated under the Securities Exchange Act of 1934 as in effect on the date of these Articles of Incorporation are filed with the Florida Secretary of State) of the Interested Shareholder.

     C. All of the following conditions in subparagraphs (1)-(7) shall have been met:

          (1) The cash and Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by all holders of the Common Stock in the Business Combination is not less than the highest of:

               (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by, or on behalf of, the Interested Shareholder in becoming the Beneficial Owner of any shares of Common Stock (i) within the two-year period immediately prior to the Date of Determination (as hereinafter defined), (ii) within the two-year period immediately prior to the public announcement of the proposed Business Combination, or (iii) in the transaction or series of transactions in which the Interested Shareholder became an Interested Shareholder; or .

               (b) the highest Fair Market Value per share of the Common Stock as of (i) the Date of - Determination of the Business Combination,
          (ii) the date of the public announcement of the proposed Business Combination, or (iii) the date on which the Interested Shareholder became an Interested Shareholder; or

               (c) the earnings per share of Common Stock as customarily computed and reported in the financial community for the four full consecutive fiscal quarters of the Corporation immediately preceding the Date of Determination of such Business Combination multiplied by the then price/earnings multiple (if any) of such Interested Shareholder, as customarily computed and reported in the financial community; provided, that for the purposes of this clause (c), if more than one Person constitutes the Interested Shareholder

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          involved in the Business Combination, the price/earnings multiple (if any) of the Person having the highest price/earnings multiple shall be used for the computation in this clause (c);

          (2) The ratio of:

               (a) the cash and Fair Market Value of the property, securities or other consideration to be received per share by all holders of Common Stock in the Business Combination, to

               (b) the highest Fair Market Value per share of the Common Stock as of (i) the Date of Determination of the Business Combination, (ii) the date of the public announcement of the proposed Business Combination, or (iii) the date on which the Interested Shareholder became an Interested Shareholder;

               must be equal to or greater than the ratio of:

               (c) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by, or on behalf of, the Interested Shareholder in becoming the beneficial owner of any shares of Common Stock (i) within the two-year period immediately prior to the Date of Determination, (ii) within the two-year period immediately prior to the public announcement of the proposed Business Combination, or (iii) in the transaction or series of transactions in which the Interested Shareholder became an Interested Shareholder, to

               (d) the Fair Market Value per share of the Common Stock on the day prior to the day the Interested Shareholder first became a beneficial owner of Common Stock;

          (3) The cash and Fair Market Value of the property, securities or other consideration to be received per share by the holders of any Preferred Stock in the Business Combination must be at least equal to the highest of:

               (a) the Fair Market Value of any cash, property or other consideration that would be received per share of Preferred Stock upon liquidation of the Corporation,

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               (b) the Fair Market Value of any cash, property or other
          consideration that would be received per share upon redemption of the Preferred Stock, or

               (c) the Fair Market Value of any cash, property or other consideration to be received per share upon the conversion of the Preferred Stock;

          (4) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined i= accordance with Section 2 of this Article shall be subject to appropriate adjustment in the event of any smock dividend, stock split, combination of shares or similar event.

          (5) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

               (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock havina ~ preference over the Common Stock as to dividends or liquidation;

               (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and

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               (c) such Interested Shareholder shall have not become the
          Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

          (6) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (7) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholder s of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions or otherwise).

SECTION 3. For the purposes of this Article IX:

          A. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under ~he Securities Exchange Act of 1934, or, if said Rule 12b-2 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 12b-2 as in effect on the filing date of these Articles of Incorporation.

          B "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect or the filing date of these Articles of Incorporation; provided, however, that a Person shall, in any event, also be deemed the "Beneficial Owner" of any Voting Stock:

          (1) which such Person or any of its Affiliates or Associates Beneficially Owns, directly or indirectly; or


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          (2) which such Person or any of its Affiliates or Associates has (i)
     the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses of Section 1 of Article IX) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or
     (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner); or

          (3) which are Beneficially Owned, directly or indirectly, by any other Person with which such first-mentioned Person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation.

     Notwithstanding any of the foregoing to the contrary, (i) no director or officer of this Corporation (or any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to Beneficially Own any Voting Stock Beneficially Owned by any other such director or officer (or any Affiliate or Associate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto ( or any Affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to Beneficially Own any Voting Stock held under any such plan. For purposes of computing the percentage of Beneficial Ownership of Voting Stock of a Person, the outstanding Voting Stock shall include shares deemed owned by such Person through application of this subsection, but shall not include any other Voting Stock which may be issuable by this Corporation

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pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, For all other purposes, the outstanding Voting Stock shall include only Voting Stock then outstanding and shall not include any Voting Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options or otherwise.

     C. "Date of Determination." The Date of Determination is:

          (1) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and any other Person providing for any Business Combination; or

          (2) if such an agreement as referred to in Paragraph (1) is amended so as to make it less favorable to the Corporation or the holders of its Preferred or Common Stock, the date on which such amendment is approved by the Board of Directors of the Corporation; or,

          (3) in cases where neither Paragraph (1) nor Paragraph (~) shall be applicable, the record date for the determination of the shareholders of the Corporation entitled to notice of and to vote upon the transaction in question.

     D. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

     E. "Fair Market Value" means: (i) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question. If no such quotations are available, the Fair Market Value on the date in question of a share of such stock as

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

determined by a majority of Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a different number of s hares of such stock; and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of Disinterested Directors in good faith.

     F. Reference to "highest per share price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a different number of shares of such stock.

     G. "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary thereof or William J. Casey, Edmund Vimond, Laurence Reid or any of their respective Affiliates, none of who~ shall be an Interested Shareholder for purposes of these Articles of Incorporation) who or which:

          (1) is the Beneficial Owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

          (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933,

     H. "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

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



     I. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

     J. "Substantial Part" consists of assets or securities, as the case may be, with a Fair Market Value of at least five percent (5%) of the total consolidated assets of the Corporation as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

     K. "Voting Stock" means any issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that for the purpose of determining whether a person is an Interested Shareholder pursuant to Paragraph G of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph B of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     L. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Subparagraphs (2) and (3) of Paragraph C of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such snares.

     SECTION 4. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (i) whether a Person is an Interested Shareholder; (ii) the number of shares of Voting Stock Beneficially Owned by any Person; (iii) whether a Person is an Affiliate or Associate of another; (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding all or substantially all or a Substantial Part of the assets of the Corporation or its Subsidiary; (v) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Ownership; (vi) the application of any other definition or operative provision of Article IX to the given facts; or (vii) any other matter relating to the applicability or effect of this Article IX. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article IX. Any constructions, applications or determinations made by the Board of Directors,

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pursuant to this Article IX in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

     SECTION 5. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                   ARTICLE X
                               ACQUISITION OFFERS

     The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article IX hereof) to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation, or cause the Corporation to conduct a share exchange or other combination, with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article IX); on the communities in which the Corporation and its Subsidiaries operate or are located; and on the ability of the Corporation to fulfill its corporate objectives.

                                   ARTICLE XI
                                   AMENDMENTS

     SECTION 1. The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class shall be required to amend, modify or repeal any of Articles VII, VIII, IX, X, XI, XII or XIII herein, unless such amendment, modification or repeal has been approved by a majority of the Disinterested Directors of the Corporation.

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     SECTION 2. Only a majority of the Disinterested Directors of the
Corporation shall have the power to adopt, alter, amend or repeal By-laws of the Corporation.

                                  ARTICLE XII
                            AFFILIATED TRANSACTIONS

     The Corporation elects not to be subject to the provisions of Florida Statutes 607.108 regarding Affiliated Transactions.

                                  ARTICLE XIII
                           CONTROL-SHARE ACQUISITIONS

     The Corporation elects to be subject to the provisions of Florida Statutes 607.109, or any successor statute thereto, regarding Control-Share Acquisitions.

                                  ARTICLE XIV
                                INDEMNIFICATION

     Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as specifically set forth in the applicable provisions of the Florida Business Corporation Act (currently, Sections 607.0850(1) and (2) of the Florida Statutes ), as the same may be amended from time to time, this corporation shall indemnify its officers and directors, and may indemnify its employees and agents, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding, or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in their official capacity and as to action in any other capacity while an officer, director, employee or other agent. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. The indemnification provided herein shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, the personal and other legal representatives of such person, and an adjudication of liability shall not affect the right to indemnification for those indemnified.

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                                   ARTICLE XV
                                     POWERS

     The Corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.

                                  ARTICLE XVI
                                 INCORPORATORS

     The name and address of the person signing these Articles is:

                                William J. Casey
                               1423 14th Terrace
                     Palm Beach Gardens, Florida 33418-3624

                                  ARTICLE XVII
                        BEGINNING OF CORPORATE EXISTENCE

     The date when corporate existence shall begin shall be April 29, 1991.


                                               /s/ WILLIAM J. CASEY
                                              ----------------------------
                                               William J. Casey,
                                               Incorporator


DATED: April 30, 1991


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